Exhibit 24.1

POWER OF ATTORNEY

I, Matthew Reddin, an Officer of Simmons First National Corporation or one of its subsidiaries, hereby constitute, appoint and authorize David W. Garner, Kevin W. Pletcher, Piper P. Erwin or Danielle Hasty to execute on my behalf any Form 3’s, Form 4’s or Form 5’s required to be filed with the United States Securities and Exchange Commission at any time until such time as I revoke this power of attorney in writing.

7/15/2015	/s/ Matthew Reddin
Date	Signature